Exhibit 99.1
Cycurion Expects $843,028 in 2026 Revenue From Closed Public Safety Work; Highlights Projected $3.43 Million CAD Value Over 10 Years
September 24, 2026
MCLEAN, Va., Sept. 24, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading AI-driven, tech-enabled cybersecurity solutions provider, today announced that closed public safety engagements, including work supporting the City of Chicago, are forecast to generate approximately $843,028 in revenue during calendar 2026. The work includes CAD administration, go-live support and fire-department training.
Chicago public safety work
The 2026 forecast comprises approximately $763,256 for Chicago go-live support, $22,645 for Chicago fire training and $57,127 for a CAD administration position. If the CAD administration position continues at the current monthly rate for ten years, the projected aggregate value would be approximately $3.43 million. That figure is a projected aggregate value, not revenue expected in 2026. Actual revenue depends on continued authorization, performance and other applicable contract terms.
The engagements extend Cycurion’s public safety services following its acquisition of the Digital Ally video solutions business. Cycurion’s broader capabilities include project management, cybersecurity infrastructure, video systems and in-car and body-worn camera technology.
Nasdaq listing process
As previously disclosed, Cycurion appeared before the Nasdaq Hearings Panel on August 20, 2026, in connection with its appeal of a delisting determination. The Company’s common stock continues to trade on Nasdaq under the symbol CYCU. As of the date of this release, the Company has not received a final written decision from the Panel. Cycurion will disclose any material determination in accordance with applicable requirements.
The timing of Nasdaq’s written decision is a matter for Nasdaq. The Company will disclose that decision when it is received and is continuing to execute its business in the ordinary course.
The Company is aware of third-party commentary regarding the status of the Nasdaq process. Cycurion has not received a final written decision and would disclose a material determination in accordance with applicable law. Investors should rely on the Company’s SEC filings and official releases.
Product development
Cycurion is developing cyber products intended to help customers identify potential attack paths and prioritize defenses before an incident occurs. The planned offerings would complement its existing cybersecurity and managed services. Our new suite of advanced cyber tools will be available in the near term, delivering next-generation capabilities for detecting, analyzing, and mitigating evolving cyber threats with greater speed, precision, and resilience.
Previously disclosed legal matters
Cycurion continues to pursue its previously disclosed legal claims arising from the unauthorized press release distributed through ACCESS Newswire. The Company is also continuing to evaluate matters relating to allegedly false statements about Cycurion on other platforms. Legal proceedings take time, and the Company asks shareholders for patience as these matters move through the legal process. Cycurion will provide updates when there are material developments appropriate for public disclosure.
“Our team is delivering. These public-safety awards should contribute about $843,000 in 2026, including a CAD seat with a projected $3.43 million value over ten years,” said L. Kevin Kelly, Chairman and Chief Executive Officer. “We are winning work, building the next set of cyber products, and we will disclose Nasdaq’s decision the day we have it. Until then we are going to market.”
About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity and AI solutions, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. More info: www.cycurion.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements in this press release that are not statements of historical fact may be deemed forward-looking statements. These include, but are not limited to, statements regarding: expected revenue from the Company's public safety engagements, including the forecast of approximately $843,028 in calendar 2026 revenue and its components; the projected aggregate value of approximately $3.43 million for the CAD administration position over ten years; the continuation, renewal, or expansion of the Company's engagements with the City of Chicago and other public safety customers; the integration and performance of the Digital Ally video solutions business; the development, features, and timing of the Company's planned cyber products; the timing and outcome of the Nasdaq Hearings Panel's decision; the Company's ability to regain and maintain compliance with Nasdaq's continued listing requirements; the continued listing and trading of the Company's common stock; the pursuit and outcome of the Company's legal claims; the Company's business strategy and prospects; and other statements that are not historical facts, including statements that may be accompanied by words such as "continue," "will," "may," "could," "should," "expect," "expected," "forecast," "project," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions intended to identify such forward-looking statements.
All forward-looking statements are based on management's current expectations and assumptions and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: the risk that customers, including municipal and other government customers, delay, reduce, suspend, or terminate work, or decline to authorize continued work, due to budget, appropriations, procurement, or policy decisions; the fact that the projected ten-year value of the CAD administration position assumes continuation at the current monthly rate for the full period, is not contractually committed for that period, and does not represent backlog or contracted revenue; changes in the timing of go-live, training, and other deliverables that could affect when revenue is recognized; the Company's ability to staff and perform its engagements as planned; difficulties integrating acquired businesses; delays, cost overruns, technical challenges, and uncertain market acceptance in product development; competition in the cybersecurity and public safety technology markets; the timing and outcome of the Panel's decision, which is outside the Company's control, including the possibility that the Panel may determine to delist the Company's securities or impose conditions the Company cannot satisfy, and the effect any delisting could have on the liquidity and market price of the Company's common stock and its ability to raise capital; the Company's ability to obtain financing on acceptable terms; and the cost, duration, and uncertain outcome of legal proceedings.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion's plans and expectations as of any subsequent date.
Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com
Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

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